UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2017

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ManTech International Corporation

(Exact name of registrant as specified in its charter)

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Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA	22033
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (703) 218-6000

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(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ( § 203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ( § 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events

On September 15, 2017, ManTech International Corporation (“Company”) entered into an agreement to acquire Bethesda, MD-based IT solutions provider, InfoZen, LLC, with leading domain expertise in IT modernization and managed cloud services, for a purchase price of $180 million, subject to customary purchase price adjustments. Upon closing of the transaction, InfoZen, LLC will be a wholly-owned subsidiary of the Company. The transaction is expected to close in October 2017 and is subject to customary closing conditions.

Forward Looking Statement

Statements and assumptions made in this filing, which do not address historical facts, constitute "forward-looking" statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," or "plan," or the negative of these terms or words of similar import are intended to identify forward-looking statements. For a written description of these factors, see the section titled "Risk Factors" in our most recent Annual Report on Form 10-K, as well as any updating information in our subsequent filings with the SEC. The forward-looking statements speak only as of the date hereof, and we disclaim any obligation to update them, whether as a result of a subsequent event or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANTECH INTERNATIONAL CORPORATION

		By:	/s/ Michael R. Putnam
Date:	September 18, 2017	Name:	Michael R. Putnam
		Title:	Senior VP - Corporate & Regulatory Affairs